EXHIBIT 1



                             JOINT FILING AGREEMENT


     Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, the undersigned hereby agree and consent to the joint filing on behalf of each of them of this Amendment No. 2 to Schedule 13G.


Date:  February 11, 1999

                                             KR Capital Advisors, Inc.



                                             By:/s/ Richard Kravitz
                                                -----------------------
                                                Name:  Richard Kravitz
                                                Title: Vice President


                                             /s/ Edward D. Klein
                                             --------------------------
                                             Edward D. Klein